QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-71042, No. 333-48356, No. 333-49671, and No. 333-49559 and Forms S-3 No. 333-33867, No. 333-10243, No. 33-61940 and No. 33-61647), as amended, and in the related Prospectus of Methode Electronics, Inc. of our report dated June 17, 2002, with respect to the consolidated financial statements of Methode Electronics, Inc. included in this Annual Report (Form 10-K) for the year ended April 30, 2002.

                      Ernst & Young LLP

Chicago, Illinois
July 25, 2002

39

QuickLinks

EXHIBIT 23.1 CONSENT OF INDEPENDENT AUDITORS